UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) September 16, 2008
Olympic Steel, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	0-23320	34-1245650

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5096 Richmond Road, Bedford Heights, Ohio		44146-1392

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code (216) 292-3800

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modifications to Rights of Security Holders.
     Olympic Steel, Inc. (the “Company”) has adopted Amendment No. 1, dated as of September 16, 2008 (the “Amendment”), by and among the Company, National City Bank and Mellon Investor Services LLC, to the Rights Agreement, dated as of January 31, 2000 (the “Rights Agreement”). In addition to several technical amendments, the Amendment removed National City Bank as rights agent, appointed Mellon Investor Services LLC as successor rights agent, modified several provisions relating to the duties, obligations and liabilities of the rights agent and changed the Purchase Price (as defined in the Rights Agreement) from $20 to $170.
     The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which has been filed as an exhibit hereto and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired. N/A

(b)	Pro Forma Financial Information. N/A

(c)	Shell Company Transactions. N/A

(d)	Exhibits.

Number	Exhibit

4.1	Notice of Removal of Rights Agent and Appointment of Successor Rights Agent and Amendment No. 1, dated as of September 16, 2008, by and among the Company, National City Bank and Mellon Investor Services LLC, to the Rights Agreement, dated as of January 31, 2000

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLYMPIC STEEL, INC.
By:	/s/ Richard T. Marabito
	Name:	Richard T. Marabito
	Title:	Chief Financial Officer

Date: September 19, 2008

EXHIBIT INDEX

Number	Description

4.1	Notice of Removal of Rights Agent and Appointment of Successor Rights Agent and Amendment No. 1, dated as of September 16, 2008, by and among the Company, National City Bank and Mellon Investor Services LLC, to the Rights Agreement, dated as of January 31, 2000

4